As filed with the Securities and Exchange Commission on December 31, 1997.
                                             Registration No. 333-



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM S-8

                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933


                          CARETENDERS HEALTH CORP.
             (Exact name of registrant specified in its charter)

                    Delaware                          06-1153720
          (State or Other Jurisdiction             (I.R.S. Employer
              of Incorporation of                Identification No.)
                 Organization)

                      100 Mallard Creek Road, Suite 400
                         Louisville, Kentucky  40207
             (Address of Principal Executive Offices) (Zip Code)


                          CARETENDERS HEALTH CORP.
              Non-Employee Directors Deferred Compensation Plan
                          (Full title of the Plan)


           William B. Yarmuth                       Copies to:
     Chairman, President and Chief                Ivan M. Diamond
           Executive Officer              Greenebaum Doll & McDonald PLLC
        CARETENDERS Health Corp.             3300 National City Tower
   100 Mallard Creek Road, Suite 400        Louisville, Kentucky 40202
       Louisville, Kentucky 40207                 (502) 589-4200
             (502) 899-5355

   (Name, Address and Telephone Number, Including Ara Code, of Agent for
                                  Service)


                       CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed
      Title of                     maximum         maximum
     securities      Amount       offering        aggregate      Amount of
        to be        to be        price per       offering     registration
     registered    registered     share(1)        price(1)          fee
    ------------- ------------  ------------  --------------  --------------
    Common Stock,
      par value      100,000
        $.10         shares        $ 7.00         $700,000       $ 212.12


     (1) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on December 23, 1997.

PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

  The following documents filed by Caretenders Health Corp. (_Registrant_) with the Securities and Exchange Commission (Commission File No. 001-09848) are incorporated by reference into this Registration Statement:

  (a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed November 14, 1997;

  (b)     The Registrant's Proxy Statement, as filed October 14, 1997;

  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed August 14, 1997;

  (d) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1997, as filed July 1, 1997 and as amended;

  (e) The description of the Company's Common Stock as contained in the Registration Statement on Form 8-A, filed by the Company to register the Common Stock under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby.

  All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law (_GCL_) permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

  Article IX of the Company's Amended and Restated By-Laws provides:

     _(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and
  (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. He shall not repay the amount if it shall be ultimately determined that he is entitled to be indemnified by this section.

     (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation must indemnify him against such liability under the provisions of this section.

     (h)  For purposes  of this  section, references  to _the  Corporation_
  shall  include,   in  addition  to   the  Corporation,  any   constituent
  corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting
  corporation  as   he  would  have  with   respect  to  such   constituent
  corporation if its separate existence had continued._
  The Company maintains liability insurance coverage for its officers and directors which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers with respect to actions arising out of the performance of such officer's or director's duty in his or her capacity as such.

Item 7.  Exemption from Registration Claimed.

  Not Applicable.

Item 8.Exhibits.

  The following exhibits are filed as part of this Registration Statement:

     4.1 Certificate of Incorporation, as amended (Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997, is incorporated herein by reference).

     4.2 Amended and Restated By-Laws (Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997, is incorporated herein by reference).

     4.3 Amended and Restated Revolving Credit Note Between the Registrant and Heller Financial dated October 13, 1995.

     5 Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.

     23.1 Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).

     23.2 Consent of Arthur Andersen LLP.

     24Powers of Attorney (included on signature page of the Registration Statement).

Item 9.Undertakings.

  (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference to the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on December 23, 1997.

                         CARETENDERS HEALTH CORP.

                         By:   William B. Yarmuth
                              Chairman, President and Chief Executive Officer


  Pursuant  to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                              POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Yarmuth and C. Steven Guenthner and each of them such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                  Title                            Date


/s/ William B. Yarmuth     Chairman of the Board, President December 23, 1997
William B. Yarmuth         and Chief Executive Officer


/s/ C. Steven Guenthner    Senior Vice President and Chief  December 23, 1997
C. Steven Guenthner        Financial Officer (Chief Financial
                           and Accounting Officer)

/s/ Steven B. Bing         Director                         December 29, 1997
Steven B. Bing


/s/ Patrick B. McGinnis    Director                         December 29, 1997
Patrick B. McGinnis

/s/ Donald G. McClinton    Director                         December 29, 1997
Donald G. McClinton


/s/ Tyree G. Wilburn       Director                         December 29, 1997
Tyree G. Wilburn


/s/ Jonathan Goldberg      Director                         December 29, 1997
Jonathan Goldberg


/s/ Wayne T. Smith         Director                         December 29, 1997
Wayne T. Smith